EXHIBIT 10.1

COMMUNITY TRUST BANCORP, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

Effective January 1, 2007

Community Trust Bancorp, Inc. hereby creates an employee stock ownership plan, effective as of January 1, 2007, for the benefit of its eligible employees in accordance with the following terms and conditions.

ARTICLE I

PURPOSE OF PLAN

The purpose of the Plan is to provide tax-deferred employer contributions to eligible employees of the Company and its Affiliates and their beneficiaries. In order to provide such benefits, the Company has established a trust in accordance with the requirements of law to which the Company will make contributions on behalf of eligible employees. Such contributions, and any income derived therefrom, shall be held for the exclusive benefit of participating employees and their beneficiaries and shall not be used for, or diverted to, any other purpose.

This Plan is intended to satisfy the requirements of Section 4975(e)(7) of the Code as an employee stock ownership plan.

ARTICLE II

DEFINITIONS

As used in the Plan:

2.1  “Affiliate” means for any Plan Year a corporation that for any part of such year is a member of a controlled group of corporations (as defined in Section 1563(a) of the Code, disregarding Sections 1563(a)(4) and 1563(e)(3)(c)) of which the Company is a member, any trade or business, whether incorporated or not, that for any part of such year is considered to be under common control with the Company under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the Code, and any organization that for any part of such year is considered under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(m) of the Code to be a member of an affiliated service group of which the Company is a member.

2.2  “Beneficiary” means any person or persons entitled to receive a benefit under the Plan which is payable upon or after a Participant’s death.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Break in Service” means a Plan Year during which an Employee is credited with not more than five hundred (500) Hours of Service, but shall not include a Leave of Absence.

2.5  “Code” means the Internal Revenue Code of 1986, as amended.

2.6  “Committee” means the Community Trust Bancorp, Inc. Retirement and Benefits Committee appointed by the Board to administer the Plan.

2.7  “Company” means Community Trust Bancorp Inc. and any corporate successor thereto. The Company shall be the plan sponsor.

2.8  “Company Stock” means shares of voting common stock issued by the Company, or by a corporation that is a member of the same controlled group within the meaning of Section 409(1)(4) of the Code, that constitute “employer securities” under Section 409(l) of the Code and Treasury Regulation Section 54.4975-12.

2.9  “Compensation” means the aggregate of all payment for services paid by the Employer to a Participant during a Plan Year subsequent to the Participant’s Entry Date, including base pay, overtime, bonuses, one-time payments, incentive compensation, commissions and absence pay including payments for sick, personal, vacation, bereavement, jury duty, disability and work related training; provided, Compensation shall exclude any reimbursed personal automobile expenses, car allowances or car add-ins, relocation expenses, excess life insurance premiums under Section 79 of the Code, stock based compensation includible in a Participant’s gross income and any severance payments or amounts paid upon the cancellation of an employment contract. Compensation shall be determined without regard to any reduction in remuneration resulting from an election to have any salary deferral contributions made to any plan or for any other elective amounts that are not includible in the gross income of a Participant under Section 125 or 132(f)(4) of the Code. For purposes of the Plan, in no event shall a Participant’s Compensation be taken into account to the extent such Compensation exceeds $225,000, as adjusted by the Secretary of Treasury for cost of living increases.

2.10  “Covered Employee” means any Employee of the Employer except any Employee (a) who is included in a collective bargaining unit unless participation in the Plan by any such Employee was agreed to in the process of good faith negotiations between the Company and the collective bargaining unit’s representative; (b) who is employed by a business acquired on or after January 1, 1999 by the Employer except as provided by a resolution adopted by the Committee following the acquisition; (c) who is a leased employee of the Employer; (d) who is excluded from participating in the Plan on the basis of payroll classification as not being an employee, but is subsequently reclassified by a judicial, regulatory or administrative action as a common-law employee of the recipient organization; or (e) an Employee who is a nonresident alien and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Company or an Affiliate which constitutes income from services within the United States (within the meaning of Section 861(a)(3) of the Code).

2.11  “Direct Rollover” means a payment by the Plan of all or any portion of an Eligible Rollover Distribution to an Eligible Retirement Plan designated by a Distributee.

2.12  “Distributee” means any Participant, Former Participant, surviving spouse of any Participant or of any Former Participant, and any alternate payee under a qualified domestic relations order within the meaning of Section 414(p) of the Code who receives an Eligible Rollover Distribution.

2.13  “Eligibility Computation Period” means a twelve (12) consecutive month period beginning on the Employment Commencement Date; provided, if an Employee does not earn one thousand (1,000) Hours of Service during such twelve month period then, thereafter the Eligibility Computation Period shall be a Plan Year commencing with the first Plan Year after an Employee’s Employment Commencement Date.

2.14  “Eligible Employee” means an Employee who meets the requirements of Section 3.1 or 3.2 of the Plan.

2.15  “Eligible Retirement Plan” means, if the Distributee is not the surviving spouse of a Participant or of a Former Participant, any of the following:

(a)  an individual retirement account described in Section 408(a) of the Code;

(b)  an individual retirement annuity described in Section 408(b) of the Code;

(c)  an annuity plan described in Section 403(a) of the Code; or

(d)  a qualified plan described in Section 401(a) of the Code.

       The term Eligible Retirement Plan also shall include an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) and an annuity contract described in Section 403(b) of the Code.

2.16  “Eligible Rollover Distribution” means any distribution of all or a portion of the balance to the credit of a Distributee, except that such term shall not include:

(a)  any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for either:

(i)  the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or

(ii)  a specified period of ten years or more;

(b)  any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(c)  any distribution or portion of a distribution that is not includible in the gross income of the Distributee;

(d)  any withdrawal on account of financial hardship; or

(e)  any other type of distribution or similar item designated by the Internal Revenue Service as exempt from the definition of Eligible Rollover Distribution.

2.17  “Employee” means any individual who is compensated by the Employer or by an Affiliate for services actually rendered as a common law employee.

2.18  “Employer” means for any Plan Year the Company and each Affiliate that is listed (with the approval of the Committee) on Schedule A that has not terminated its participation in the Plan during or prior to such Plan Year; provided, that absent the express consent of the Board, the participation of an Affiliate shall terminate automatically on the date the Company’s ownership or proprietary interest in or affiliation with such Affiliate terminates. The term Employer shall include each successor corporation of an Affiliate listed on Schedule A.

2.19  “Employer Base Contribution” or “Employer Contribution” means a contribution made by the Employer to the Trust under the Plan pursuant to Article IV.

2.20  “Employer Base Contribution Account” means the separate account maintained for a Participant that contains Employer Base Contributions made by the Employer.

2.21  “Employment Commencement Date” means the first date on which an Employee is entitled to be credited with an Hour of Service.

2.22  “Entry Date” means January 1, April 1, July 1 or October 1.

2.23  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

2.24  “ESOP Stock Fund” means the Investment Fund maintained for a Participant that contains the assets held in such Participant’s Plan Account that reflect such Participant’s interest in Company Stock held by the Trust attributable to Employer Base Contributions.

2.25  “Former Participant” means a Participant whose employment with the Employer has terminated but who has a vested balance in his Plan Account.

2.26  “Highly Compensated Employee” means any Employee who performs service for the Employer during the Determination Year and who, during the Look-back Year: (i) was a five percent (5%) owner at any time during such year, or (ii) received compensation from the Employer in excess of $100,000 (as adjusted by the Secretary of Treasury for cost of living increases). The term Highly Compensated Employee also includes Employees who are five-percent (5%) owners at any time during the Determination Year. For purposes of this Section 2.26, the Determination Year shall be the Plan Year and the Look-back Year shall be the twelve (12) month period immediately preceding the Determination Year. For purposes of this Section 2.26, compensation means compensation as defined under Section 415(c)(3) of the Code paid to the Employee by the Employer including any salary reduction contributions under any other plan of the Employer and any other elective amounts that are not includible in the gross income of a Participant under Section 132(f)(4) of the Code. The determination of who is a Highly Compensated Employee will be made in accordance with section 414(q) of the Code and the regulations thereunder.

2.27  “Hour of Service” shall be determined from records maintained by the Employer.
(a)  Inclusions.
An Hour of Service shall include:
(i)  Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties. Each such Hour of Service shall be credited to the Eligibility Computation Period or calendar year in which the duties were actually performed. Notwithstanding the foregoing, an Employee who does not have a regular working schedule shall be credited with 45 hours per week for each week in which such Employee is credited with at least one hour.

(ii)  Each hour for which back pay (irrespective of mitigation of damages) has been either awarded or agreed to by the Employer. Each such Hour of Service shall be credited to the Eligibility Computation Period or calendar year to which the agreement or award with respect to back pay pertains rather than to the Eligibility Computation Period or calendar year in which the award, agreement or payment is made.

(iii)  Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons other than the performance of duties during a period of service with the Employer in which no duties are performed (irrespective of whether the employment relationship has terminated) because of vacation, holiday, sickness, incapacity, disability, layoff, jury duty, military duty or compensated Leave of Absence. Each such Hour of Service shall be credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Hour of Service regulations of the Department of Labor.

(iv)  Each hour during which an Employee normally would have been entitled to credit for the performance of duties with the Employer but during which no duties are performed by reason of the absence of an Employee due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee or the caring for a child for a period beginning immediately following such birth or placement. For the purpose of this Section 2.27(a)(iv), an Employee who does not have a regular working schedule shall be deemed to have a regular working schedule of 40 hours per week and 8 hours per day. Each such Hour of Service shall be credited to the Eligibility Computation Period in which such absence begins if the crediting of such Hours of Service to the Employee in such Eligibility Computation Period would prevent the Employee from incurring a Break-in-Service during such Eligibility Computation Period or, otherwise, to the immediately following Eligibility Computation Period, but only to the extent necessary to prevent the Employee from incurring a Break-in-Service in such immediately following Eligibility Computation Period. No credit for hours shall be provided according to this Section 2.27(a)(iv) unless the Employee furnishes to the Plan Administrator information that provides the reason for the absence and the number of days for which there was such an absence.

(b)  Exclusions.
Notwithstanding the foregoing, an Hour of Service shall not include:
(i)  any Hours of Service, credited during a period in which no duties are performed by an Employee, which exceed the number of hours regularly scheduled for performance of duties during such period;

(ii)  more than five hundred and one (501) Hours of Service credited to a single continuous period during which an Employee does not perform any duties (whether or not such period occurs during a single Eligibility Computation Period or calendar year);

(iii)  any hour for which an Employee is directly or indirectly paid, or entitled to payment, if such payment is made or due solely to reimburse the Employee for medical or medically related expenses incurred by the Employee; or

(iv)  any hour for which an Employee is directly or indirectly paid, or entitled to payment, during a period in which the Employee performs no duties, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws.

(c)  Crediting Hours of Service.
An Employee shall not be credited with an Hour of Service under this Section more than once. All Hours of Service attributable to a period of no more than thirty-one (31) days that overlap two (2) Eligibility Computation Periods or calendar years shall be credited either to the first or to the second of the two such periods or years involved as the Committee, in its discretion, may determine on any reasonable basis which is consistently applied with respect to all Employees.

2.28  “Leave of Absence” means a leave of absence granted in writing to an Employee in accordance with the personnel policy of the Employer by which such Employee is employed during which he or she is not expected to perform an Hour of Service. The employment of an Employee who is on a Leave of Absence shall terminate for purposes of this Plan on the earlier of (a) the date on which such Leave of Absence expires, if the Leave of Absence is for a fixed period or expires upon the occurrence of a certain event, such as recovery from a disability, unless the Employee immediately upon the expiration of the Leave of Absence returns to the employment of the Employer, (b) the first anniversary of the date on which such Leave of Absence commenced, if such Leave of Absence was for an indefinite period, or (c) the date on which the Employee dies, retires, or Terminates Employment as an Employee.

2.29  “Normal Retirement Date” means the first day of the month coincident with or next following a Participant’s sixty-fifth (65th) birthday.

2.30  “Participant” means an Eligible Employee who has been allocated employer contributions to his or her Plan Account in the manner provided in Article IV.

2.31  “Plan” means the Community Trust Bancorp, Inc. Employee Stock Ownership Plan as set forth in this document and as hereafter amended.

2.32  “Plan Account” means a Participant’s Employer Base Contribution Account.

2.33  “Plan Administrator” means the Company or such other person(s) as may be designated by the Company pursuant to Article XVI.

2.34  “Plan Year” means the calendar year.

2.35  “Qualified Domestic Relations Order” means a judgment, decree or order (including an approval of a property settlement agreement) that relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant or Former Participant, that is made pursuant to a domestic relations law of a state, that meets the requirements of Section 414(p) of the Code and that creates or recognizes the right of an alternate payee to receive all or a portion of the benefit payable to a Participant or Former Participant.

2.36  “Qualified Election Period” means the six consecutive Plan Years beginning with the first Plan Year in which the Participant first becomes a Qualified Participant.

2.37  “Qualified Participant” means a Participant who has attained age 55 and who has completed at least ten years of participation under the Plan.

2.38  “Rehired Employee” means an Employee who Terminates Employment and subsequently is reemployed by the Employer.

2.39  “Termination of Employment”, including the verb form “Terminates Employment”, means the voluntary or involuntary termination of employment with the Employer for any reason other than death or retirement.

2.40  “Total and Permanent Disability” means the Participant has become entitled to receive disability benefits either under a long term disability plan sponsored by the Company or one of its Affiliates or under the United States Social Security Act.

2.41  “Trust” means the legal entity created by the Trust Agreement between the Company and the Trustee under which the Trustee shall receive the total contributions made by the Employer pursuant to the Plan and shall hold, invest and disburse the Trust Fund to, or for the benefit of, Participants and their Beneficiaries under the Plan.

2.42  “Trust Agreement” means the Community Trust Bancorp, Inc. Employee Stock Ownership Plan Trust Agreement.

2.43  “Trust Fund” means the total contributions made by the Employer pursuant to this Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred but not paid by the Employer in the administration of the Trust Fund. The term “Trust Fund” shall include all assets acquired by investment and reinvestment that are held in the Trust by the Trustee.

2.44  “Trustee” means the parties, individual or corporate, named as Trustee in the Trust Agreement or any successor thereto.

2.45  “Valuation Date” means any day, but not less frequently than once during each Plan Year, on which the balances in the Plan Accounts are valued under procedures established by the Committee, in the exercise of its sole discretion.

2.46  “Year of Eligibility Service” means an Eligibility Computation Period in which an Employee is credited with one thousand (1,000) or more Hours of Service with the Employer or an Affiliate.

2.47  “Year of Vesting Service” means a Plan Year in which an Employee is credited with one thousand (1,000) or more Hours of Service with the Employer or an Affiliate.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1  General Rule.

Each Covered Employee who has attained age twenty-one (21) and who is credited with one (1) Year of Eligibility Service under the Plan shall be an Eligible Employee and may commence participation on the Entry Date coincident with, or next following, the date on which he or she satisfies such requirement, or any Entry Date thereafter, provided he or she is a Covered Employee on the Entry Date, or if not a Covered Employee on such date, on the first Entry Date after the date thereafter on which he or she is a Covered Employee. Notwithstanding any provisions of the Plan to the contrary, an Employee who receives prior service credit pursuant to Article XXIV and who satisfies the eligibility requirements of this Section 3.1 based on his or her prior employment shall commence participation as of the Entry Date next following his or her employment date. Notwithstanding any provisions of this Section 3.1 to the contrary, any Covered Employee who was a participant in the Community Trust Bancorp, Inc. Savings and Employee Stock Ownership Plan on December 31, 2006 shall be deemed an eligible Participant for purposes of this Plan on January 1, 2007.

3.2  Re-employment, Breaks of Service and Leaves of Absence.

A Former Participant who returns to employment and becomes a Covered Employee may commence participation as of the date he or she again becomes a Covered Employee. An Employee who has satisfied the eligibility requirements of this Article III but does not become a Participant on the next Entry Date due to a Break in Service, a Leave of Absence or because he or she is not a Covered Employee on that Entry Date may commence participation upon the Entry Date next following the termination of the Break in Service or Leave of Absence or the date he or she again becomes a Covered Employee. An Employee who has satisfied the eligibility requirements of this Article III but who Terminates Employment prior to his or her applicable Entry Date, and who is re-employed after that Entry Date, shall commence participation immediately upon reemployment. Notwithstanding any other provisions herein to the contrary, any Former Participant or terminated Employee who subsequently returns to employment after a Break in Service shall be required to complete 1,000 Hours of Service in the twelve (12) consecutive months beginning on his or her date of reemployment, or, failing that, in any Plan Year that commences after his or her date of reemployment. Upon completion of 1,000 Hours of Service, the Plan participation for such Former Participant or Employee (except with regard to entitlement to contributions under the Plan) shall be retroactive to his or her date of reemployment.
3.3  Notice of Eligibility.

The Employer shall notify each Employee of his or her status as an Eligible Employee and right to participate in the Plan. Any Employee who was a participant in the Community Trust Bancorp, Inc. Savings and Employee Stock Ownership Plan as of December 31, 2006, shall be deemed to have received such notice.

ARTICLE IV

EMPLOYER CONTRIBUTIONS

With respect to each Plan Year, the Employer shall contribute to the Employer Base Contribution Account on behalf of each Participant an amount not less than three percent (3%) of the Compensation of such Participant. The Employer Base Contribution may be made in cash or in shares of Company Stock as determined solely by the Employer. The Employer Base Contribution shall be allocated not later than the last day of each calendar quarter within a Plan Year to the ESOP Stock Fund of each Participant.

ARTICLE V

ACCOUNTS AND CONTRIBUTIONS

5.1  Plan Accounts

The Trustee shall establish and maintain in the name of each Participant an Employer Base Contribution Account, as appropriate. However, no account need be maintained with respect to a Participant if no assets would be allocated to that account.
5.2  Contributions to Trust

All contributions to the Trust shall be paid directly to the Trustee. Each contribution shall be subject to instructions from the Plan Administrator that identify each Participant on whose behalf the contribution is being made and the amount thereof.
5.3  Return of Contributions

(a)  Qualification of Plan

The retention by the Trustee of contributions made to the Trust shall be specifically conditioned upon the continued qualification of the Plan under Section 401 of the Internal Revenue Code. If the Plan does not so qualify, any contributions made by the Employer to the Trust shall be returned to the Employer as soon as practicable but within one year after the date of denial of qualification of the Plan.
(b)  Deductibility of Contributions

The retention by the Trustee of contributions made to the Trust Fund shall be conditioned upon the deductibility of such contributions under Section 404 of the Code. To the extent such deduction is disallowed, any contribution to the Trust shall be returned to the Employer or to the Participant, respectively, as soon as practicable but within one year after the disallowance of the deduction.
(c)  Mistake of Fact

Any contribution made to the Plan because of a mistake of fact may be returned to the Employer, at the discretion of the Employer, as soon as practicable but within one year after the payment of such contribution.

ARTICLE VI

GENERAL LIMITS

6.1  Limitations on Contributions

Notwithstanding any other provision of the Plan to the contrary, the contributions to a Participant’s Plan Account under this Plan and any other defined contribution plans maintained by the Employer (or by any trade or business, whether or not incorporated, which is considered to be under common control with the Employer under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the Code), with respect to a Plan Year, which shall be the “limitation year,” shall not exceed the lesser of (a) Forty-five Thousand Dollars ($45,000), as adjusted for increases in the cost of living under Code Section 415(d), or one-hundred percent (100%) of the Participant’s total compensation. Compensation, for purposes of this Article shall mean all compensation paid to a Participant as an Employee during the Plan Year for personal services rendered in the course of employment within the meaning of Section 415(c)(3) of the Code, including any elective deferrals (as defined in Section 402(g)(3) of the Code), and any amounts that are contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Section 125, Section 132(f) or Section 457 of the Code.
6.2  Excess Contributions

In the event that it is determined that the Employer Contributions to a Participant’s Plan Account with respect to a Plan Year exceed the limitations contained in Section 6.1, the Employer may take any permissible action to bring such Employer Contributions within the allowable limitations, including, but not limited to, holding any “excess amounts” in a Code Section 415 suspense account, allocating and reallocating the Code Section 415 suspense account in the next limitation year (and succeeding limitation years, if necessary) to all Participants in the Plan before any Employer Contributions which would constitute annual additions are made to the Plan for such limitation year and reducing Employer Contributions to the Plan for such “limitation year” by the amount of the Code Section 415 suspense account allocated and reallocated during such limitation year. For purposes of this section, a Code Section 415 suspense account shall mean an unallocated account equal to the sum of excess amounts for all Participants in the Plan during the limitation year.

ARTICLE VII

VESTING

7.1  Vesting Schedule

A Participant’s interest in his or her Employer Base Contribution Account shall be 100% vested in the event (a) he or she attains age 65 while still employed by the Employer or (b) his or her employment terminates as a result of death or Total and Permanent Disability. If a Participant’s employment terminates prior to attaining age 65 for any reason other than death or Total and Permanent Disability, then the Vested Percentage of the Plan Account shall be calculated in accordance with the following table:

Years of Vesting Service  Vested Percentage
Fewer than 3        0%
3 or more        100%

7.2  Calculation of Years of Vesting Service

(a)  Any Year of Vesting Service completed after a Break in Service shall not be included for the purpose of determining a Participant’s vested percentage with respect to Employer Contributions to the Plan Account prior to the Break in Service if the number of consecutive Breaks in Service equals or exceeds five.

(b)  If a Participant’s interests in his or her Plan Account are 100% forfeitable at the time the Participant has a Break in Service, any Year of Vesting Service completed before such Break in Service shall not be counted if the number of consecutive Breaks in Service equals or exceeds five. The aggregate number of Years of Vesting Service before a Break in Service shall not include any Years of Vesting Service not required to be taken into account under this subsection by reason of any prior Break in Service.

7.3  Use of Forfeitures

Forfeitures from a Participant’s Employer Base Contribution Account, shall be allocated among the Plan Accounts of remaining Participants in accordance with the provisions of this Section 7.3. Available forfeitures shall be allocated as of any Valuation Date selected by the Committee, in its sole discretion, so long as such an allocation of available forfeitures is made at least once per each Plan Year. Forfeitures shall be allocated to the Employer Base Contribution Accounts of all Participants who are entitled to an allocation of Employer Base Contributions with respect to the Valuation Date for which such forfeitures are being allocated, and each such Participant’s allocable share of the forfeiture amount shall be determined on the same ratio that such Participant’s Compensation for such Plan Year that includes the Valuation Date bears to the Compensation of all Participants for such Plan Year.
7.4  Forfeiture of Unvested Balances

The forfeiture of the balances in a Participant’s unvested Plan Account shall occur upon the earliest of the following events:
(a)  The last day of the Plan Year in which the Participant incurs his or her fifth consecutive Break in Service following termination of employment; or

(b)  The last day of the Plan Year in which the Participant receives a distribution of the vested percentage of his or her Plan Account as a result of his or her termination of employment.

If a Participant who received a distribution again becomes a Participant in the Plan, and the amount of his Plan Account in which he did not have a vested percentage was forfeited hereunder, the Employer shall then make a contribution for such Participant (or forfeitures of other Participants shall be applied for such Participant) if the conditions in (1) and (2), below are met:
(i)  the amount received by the Participant was the entire vested percentage of his Plan Account; and

(ii)  the Participant repays to the Trustee the amount of the vested percentage of his Plan Account distributed as a result of his termination of participation in the Plan, and such repayment is made prior to the earlier of five years after the first date on which he is subsequently re-employed by the Employer.

A Participant who does not have a vested interest in his or her Plan Account when the Participant Terminates Employment is deemed to have received a distribution of zero and the Participant’s Plan Account shall be forfeited hereunder; if such an Employee again becomes a Participant in the Plan prior to incurring a Break in Service, the Employer shall then make a contribution under the Plan on behalf of such Participant (or forfeitures of other Participants shall be applied for such Participant) to restore the forfeited amounts.

ARTICLE VIII

BENEFICIARIES

Upon becoming a Participant in the Plan, each Employee shall designate a primary Beneficiary and one or more secondary Beneficiaries. The designation shall be made in accordance with a procedure established by the Committee. Any Participant or Former Participant may, at any time, revoke or change his or her Beneficiary designation by filing a new designation form with the Committee. If no such designation is made, the Participant’s primary Beneficiary shall be the Participant’s Spouse, if known and living; or if there is no known surviving spouse, then the Participant’s issue at his death, per stirpes, or if there is no known surviving spouse and no issue living at the Participant’s death, then the Participant’s estate.

ARTICLE IX

INVESTMENT DIRECTION AND DIVERSIFICATION

9.1  Investment Direction

Amounts allocated to the ESOP Stock Fund of any Participant or Former Participant shall be invested by the Company primarily in Company Stock.

9.2  Diversification of ESOP Stock Fund

(a)  Each Qualified Participant may elect within 90 days after the close of each Plan Year in the Qualified Election Period to direct the Plan as to the investment of 25 percent of the Participant’s ESOP Stock Fund to the extent such portion exceeds the amount to which a prior election under this Section 9.2 applies. In the case of the election in which the Qualified Participant can make his or her last election, the preceding sentence shall be applied by substituting 50 percent for 25 percent.

(b)  The Qualified Participant may direct that portion of his or her ESOP Stock Fund referenced under Section 9.2(a) to be invested in any of the Investment Funds available under the Plan that do not include Company Stock.

(c)  The Participant’s direction shall be provided to the Committee in writing, shall be effective no later that 180 days after the close of the Plan Year to which it applies and shall specify which, if any, of the Investment Funds selected in accordance with the provisions of Section 9.2(b).

ARTICLE X

VALUATION OF COMMON TRUST FUND

The Trustee shall determine the net worth of the Trust Fund by valuing the assets of the Plan and each Participant’s Plan Account for all Plan purposes as of each Valuation Date. The Committee, acting in its sole discretion, shall establish the procedures by which such valuations are performed. When the Participant’s Plan Account is credited with an allocation of any Employer Base Contributions, the value of such allocations shall be used to purchase shares and added to such Participant’s Plan Account. When any distributions, withdrawals and/or administrative fees are charged against the Participant’s Plan Account in accordance with the terms of the Plan, the number of shares equal in value to the amount paid from the Participant’s Plan Account shall be deducted from the outstanding shares.

ARTICLE XI

PAYMENT OF BENEFITS

11.1  Time of Payment Upon Retirement

Subject to the following provisions of this Article XI, upon a Participant’s retirement after reaching his or her Normal Retirement Date, the entire balance of his or her Plan Account shall be distributed to the Participant as soon as reasonably practicable.

11.2  Time of Payment Upon Termination of Employment

Subject to the following provisions of this Article XI, upon a Participant’s Termination of Employment, the vested portion of his or her Plan Account shall be distributed as soon as reasonably practicable after the Termination of Employment, unless the Participant chooses to defer distribution of his or her accrued benefit.

11.3  Form of Benefit

Plan benefits to be paid to a Participant, or to a Participant’s Beneficiary as described in Article VIII, shall be paid as follows:
(a)  in substantially equal annual installments of cash (or installments in Company Stock if elected in writing by the Participant prior to the date distribution begins) over the greater of (i) five years or (ii) if the balance held in a Participant’s Company Stock Account exceeds $915,000, as adjusted in accordance with the provisions of Code Section 409(o), over a period equal to five years plus one additional year (but not more than five additional year in the aggregate) for each $180,000, as adjusted in accordance with the provisions of Code Section 409(o), or portion thereof, that the balance held in the Participant’s Company Stock Account exceeds $915,000;

(b)  in (i) one lump sum payment (including Company Stock if elected in writing by the Participant prior to the date distribution begins); or (ii) payments in cash and/or Company Stock made in substantially equal annual installments for a specified period not to exceed the joint life expectancy of the Participant and his or her designated Beneficiary, if any.

A Participant may elect to receive a distribution in the form of Company Stock upon distribution from the Plan only to the extent of the balance held in his or her Company Stock Fund as of the time of distribution and except as provided under Section 409(h)(2) of the Code.

11.4  Notice Requirements and Election of Form

No less than thirty (30) days and no more than ninety (90) days prior to the date of any distribution to a Participant, prior to the Participant’s Normal Retirement Date, the Plan Administrator shall furnish a written notification to the Participant or the Beneficiary describing the forms of benefit in which the Participant or Beneficiary may elect to receive his or her benefit distribution and describing the Participant’s right to defer distribution until the Participant’s Normal Retirement Date, subject to Section 11.5. Not later than thirty (30) days after receiving the notification described above, the Participant or Beneficiary shall elect, on a form provided by the Employer, the form in which the benefit is to be distributed. Any election made pursuant to this Section 11.4 may be revoked at any time up to thirty (30) days prior to the commencement of benefit payments. A Participant may elect to waive the 30-day waiting period before the commencement of benefit payments if the distribution of the Participant’s benefit begins no earlier than seven (7) days after the written notification described in this Section 11.4 is provided to the Participant.

11.5  Cash-Out Payments and Deferred Payment

Notwithstanding any provisions of the Plan to the contrary, if the vested portion of a Participant’s Plan Account upon Termination of Employment is $1,000 or less, then such vested portion shall be paid to the Participant in a lump sum payment as soon as practicable after the date the benefit first becomes payable to such Participant or Beneficiary.
If the vested portion of a Participant’s Plan Account upon Termination of Employment exceeds $1,000, the Participant may elect to receive an immediate distribution of benefits. If such Participant does not elect or consent to receive an immediate distribution, his or her Plan Account shall remain in the Trust until the earlier of the Participant’s Normal Retirement Date or the date as of which the Participant elects to receive a distribution of his or her Plan Account.

11.6  Inability to Locate Benefit Recipient

If, after a reasonable effort has been made by the Plan Administrator to locate a Participant or Beneficiary who is entitled to receive a benefit and after sending written notice to his or her last known mailing address and to the United States Social Security Administration, such Participant or Beneficiary (hereafter in this Section “missing person”) cannot be located and no claim is filed for the payment of such benefits on or before the fifth anniversary of the date such benefits first became payable, such missing person may be presumed dead. As of the Plan Year’s last day which first follows, or coincides with, such fifth anniversary, the Plan Account of such missing person may be allocated as a forfeiture among the Plan Accounts of all Participants in the same proportion that each Participant’s Compensation for that Plan Year bears to the total Compensation of all Participants for such Plan Year. In the event that such missing person thereafter files a claim for such benefit while this Plan is in effect and demonstrates to the satisfaction of the Plan Administrator that he or she is in fact such missing person, the amounts which were allocated in accordance with the preceding sentence shall be paid to him or her by the Company.

11.7  Claims Procedure

All claims shall be processed in accordance with the claims procedure described in the Summary Plan Description for the Plan.

11.8  Required Commencement of Benefits

(a)  Unless otherwise elected in writing by a former Participant, (such election may not result in a death benefit that is more than incidental), distribution of benefits under this Plan shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occur:

(i)  the date on which the Participant attains age 65,

(ii)  the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

(iii)  the date the Participant terminates his service with the Employer.

(b)  In no event may benefit payments be made later than April 1 of the calendar year following the later of the calendar year in which the Participant (1) separates from service, or (2) attains the age of seventy and one-half (70 ½); provided, that benefit payments to a Participant who is a five-percent (5%) owner, as defined in Section 416 of the Code, must be made not later than April 1 of the calendar year following the calendar year in which such Participant attains the age of seventy and one-half (70 ½). All distributions required under this Section 11.8(b) will be determined in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

11.9  Direct Rollovers

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

ARTICLE XII

DEATH BENEFITS

12.1  Benefit Determination

Upon the death of a Participant prior to retirement or Termination of Employment, or upon the death of a Former Participant to whom payment of benefits has not commenced, the designated Beneficiary of the deceased Participant shall be entitled to receive a benefit equal in value to the sum of the amount in the Participant’s Plan Account as of the date such benefits are distributed. Such benefit shall commence, or shall be paid in a lump sum, in accordance with the provisions of this Article XII. Upon the death of a Former Participant to whom payment of benefits has commenced, the designated Beneficiary of the deceased Former Participant shall be entitled to receive a benefit equal in value to the amount, if any, in such Former Participant’s Plan Account which has not been distributed to the Former Participant prior to the date of his or her death. Such benefit, if any, shall be paid to the Beneficiary in the benefit form elected by the Former Participant.

12.2  Proof of Death

The Committee may require such proof of death and such evidence of the right of any person to receive death benefit payments under the Plan as it may deem appropriate, and its determination shall be conclusive and binding.

12.3  Form of Benefit

Except as otherwise provided in Article XI, Plan benefits to be paid to Beneficiaries of Participants or Former Participants under Article XII as a death benefit shall be in the form described in either subsection (a) or (b) below at the Beneficiary’s election:
(a)  A lump sum payment to be made as soon as reasonably practicable after the date of the Participant’s or Former Participant’s death; or

(b)  A payment of installments for a maximum of five (5) years after the date of the Participant’s death. For purposes of this Section 12.3, in the case of a Participant (including a Former Participant) who is married on the date of death, the Participant’s Beneficiary shall be the Participant’s surviving spouse unless the Participant has elected to have such benefit distributed to a Beneficiary other than the Participant’s spouse. Such an election shall be made under a procedure and on a form provided by the Committee and shall be effective only if the Participant’s spouse at date of death has consented in writing to the election, such consent is witnessed by a notary public and acknowledges the effect of the election. Such spousal consent is not required, however, if the Committee is satisfied that the Participant’s spouse cannot be located.

ARTICLE XIII

DISABILITY BENEFITS

13.1  Benefit Determination

Upon being determined to be Totally and Permanently Disabled in accordance with the provisions of Section 13.2, a Participant shall be entitled to receive a benefit equal in value to the sum of the vested portion of the Participant’s Plan Account as of the date such benefits are distributed. Such benefit shall be paid in a lump sum, in accordance with the provisions of Section 13.3.

13.2  Disability Determination

A Participant shall be determined to be Totally and Permanently Disabled for the purposes of this Article in accordance with the definition of Total and Permanent Disability set forth in Section 2.40.

13.3  Form of Benefit

Plan benefits to be paid to a Participant on account of disability shall be paid in the form of a lump sum payment to be made as soon as reasonably practicable after the date the Participant has been determined to be disabled under Section 13.2 or, at the election of the Participant, upon a later date; provided, that such payment shall be made not later than the last day of the Plan Year in which the Participant attains age 65.

ARTICLE XIV

WITHDRAWALS

A Participant who has attained age sixty (60) may withdraw some or all of the amount in his or her vested Plan Account. Application to make such a withdrawal shall be made in accordance with a procedure established by the Committee.

ARTICLE XV

INALIENABILITY OF BENEFITS

The right of any Participant or Beneficiary to any benefit provided under the Plan or to the property contained in any separate Plan Account shall not be subject to voluntary or involuntary transfer, alienation or assignment, and (to the fullest extent permitted by law) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process, except in compliance with a Qualified Domestic Relations Order or pursuant to any judgment, decree, order or settlement as permitted under Section 401(a)(13)(C) of the Code. In the event a Participant or Beneficiary who is receiving or is entitled to receive a benefit provided under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

ARTICLE XVI

ADMINISTRATION AND FIDUCIARIES

16.1  General

The Company shall have the sole responsibility for making the contributions required under the Plan. The Company shall have the sole responsibility for appointing the Committee. The Committee shall have the sole responsibility for selecting the Trustee and for the administration of the Plan, as more fully described in Section 16.3. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held thereunder, as specifically provided in the Trust Agreement. It is intended that the Company, the Committee and the Trustee shall be responsible only for the proper exercise of their own powers, duties, responsibilities and obligations under the Plan and Trust Agreement, and shall not be responsible for any act or failure to act of another.

16.2  Named Fiduciaries

(a)  General

The following fiduciaries (referred to hereinafter individually as a “Named Fiduciary” and collectively as “Named Fiduciaries”) shall be responsible for the control, management and administration of the Plan and the control, management and disposition of the assets of the Trust Fund:
(i)  the Company;

(ii)  the Committee; and

(iii)  the Trustee.

                Each Named Fiduciary shall have only such powers and responsibilities as are expressed in the Plan, and/or the Trust Agreement and any power or responsibility for the control, management or administration of the Plan or Trust Fund which is not expressly allocated to any Named Fiduciary, or with respect to which an allocation is in doubt, shall be deemed allocated to the Company. Each Named Fiduciary shall have no responsibility to inquire into the acts and omissions of any other Named Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Named Fiduciary under the Plan.
(b)  Allocation of Responsibility

Any Named Fiduciaries may, by agreement among themselves, allocate any responsibility or duty assigned to a Named Fiduciary under this Plan, other than the responsibility of the Trustee for the management and control of the Trust Fund, to one or more other Named Fiduciaries, provided, however, that any agreement respecting such allocation shall be in writing and shall be filed by the Committee with the records of the Plan. No such agreement shall be effective as to any Named Fiduciary which is not a party to such agreement until such Named Fiduciary has so consented in writing filed with the Committee. Any Named Fiduciary may, by written instrument filed by the Committee with the records of the Plan, designate a person who is not a Named Fiduciary to carry out any of its responsibilities under the Plan, other than the responsibility of the Trustee for the management and control of the Trust Fund, provided, however, that no such designation shall be effective as to any other Named Fiduciary until such other Named Fiduciary has received written notice of such designation.
(c)  Employees of Fiduciaries

Any Named Fiduciary, or a person designated by a Named Fiduciary to perform any responsibility of a Named Fiduciary pursuant to the procedure described in the preceding paragraph, may employ one or more persons to render advice with respect to any responsibility such Named Fiduciary has under the Plan or such person has by virtue of such designation.
(d)  Multiple Roles

Any person may serve in more than one fiduciary capacity with respect to the Plan, and any person who is a fiduciary may be a Participant if he or she otherwise satisfies the applicable Plan requirements to be a Participant.

16.3  The Committee

(a)  Organization

The Company shall administer the Plan through the Committee. The members of the Committee shall be appointed by the Company and may be removed by the Company at any time, with or without cause.
(b)  Administration of the Plan

The Committee shall have sole and absolute discretion to administer the Plan, to construe and interpret the Plan documents; to decide all questions relating to an individual’s eligibility to participate in the Plan; to determine the amount, manner and time of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits to decide any dispute arising under the Plan; and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee’s responsibilities under the Plan. Any construction, interpretation or application of the Plan shall be conducted solely by the Committee and shall be final, conclusive and binding upon all Participants and individuals claiming benefits under the Plan, and shall be given deference in all courts of law to the greatest extent allowed under the law and shall not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.
(c)  Records and Reports

The Committee shall be responsible for maintaining sufficient records to reflect the years of service completed by each Employee for purposes of the Plan, and the Compensation of each Participant for purposes of the Plan.
(d)  Furnishing Trustee with Instructions

The Committee shall be responsible for furnishing the Trustee with instructions regarding all contributions to the Trust in accordance with Article IV, all distributions to Participants in accordance with Articles V, XI, XII, XIII and all in-service withdrawals by Participants in accordance with Article XIV. In addition, the Committee shall be responsible for furnishing the Trustee with any further information respecting the Plan which the Trustee may request for the performance of its duties or for the purpose of making any reports to any government agency that may be required of the Trustee.
(e)  Allocation of Duties and Responsibilities

The Committee may by written instrument designate other persons to carry out any of its duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in a written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his or her acceptance of the duties and responsibilities allocated to him or her. The Employer shall pay all expenses authorized and incurred by the Committee in the administration of the Plan except to the extent such expenses are paid from the Trust.
(f)  Liabilities

The Committee shall be indemnified and held harmless by the Company with respect to any liability, assessment, loss, expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member of the Committee on account of any alleged breach of responsibilities performed or to be performed hereunder or any action or proceeding, actual or threatened, which arises as a result of being a member of the Committee, provided such action or allegation does not arise as a result of the member’s own negligence, willful misconduct or lack of good faith.

ARTICLE XVII

FUNDING POLICY

The Committee shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA. The Committee shall meet at least annually to review such funding policy and method. In establishing and reviewing such funding policy and method, the Committee shall endeavor to determine the Plan’s and Plan Participants’ short-term and long-term objectives and financial needs. All actions of the Committee taken pursuant to this Article XVII, and the reasons therefor, shall be communicated to the Trustee.

ARTICLE XVIII

AMENDMENT OF THE PLAN

18.1  Power to Amend Plan

The Company shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of this Plan. Any written amendment to the Plan under this Section 18.1 shall be executed by a duly authorized representative of the Employer. However, no such amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their Beneficiaries or cause any reduction in the amount previously credited to any Participant or permit any portion of the Trust Fund to revert to, or become the property of, the Employer. No amendment to this Plan which affects the rights, duties, or responsibilities of the Trustee may be made without the Trustee’s written consent.

18.2  Effective Date of Amendment

Any amendment to the Plan shall become effective upon the date specified as the effective date of the amendment.

ARTICLE XIX

MERGER, CONSOLIDATION OR
TRANSFER OF PLAN ASSETS

In the event of the merger or consolidation of the Plan with, or the transfer of the assets and/or liabilities of the Plan to, another plan which is qualified under Section 401(a) of the Internal Revenue Code, each Participant or Beneficiary under this Plan shall be entitled to receive benefits immediately after the merger, consolidation or transfer which are equal to or greater than the benefits he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had been terminated at such time.

ARTICLE XX

TERMINATION OF PLAN AND
DISCONTINUANCE OF CONTRIBUTIONS

20.1  Plan Termination

The Company shall have the right, at any time, to terminate or partially terminate the Plan. Upon full or partial termination of the Plan, the Company shall direct the Trustee to distribute all assets remaining in the Trust, after payment of any expenses properly chargeable against the Trust, to the Participants in accordance with the Plan Account of each Participant at the time of distribution and in such manner as the Company shall determine. In the event of full or partial termination, each affected Participant shall be fully vested in all of such Participants’ Plan Account.

20.2  Discontinuance of Employer Contributions

In the event of complete discontinuance of the Employer Contributions to the Plan, each Participant shall be fully vested in such Participant’s Plan Account.

ARTICLE XXI

MISCELLANEOUS

21.1  Participants’ Rights

Except as may be otherwise specifically provided by law, neither the establishment of the Plan nor any modification thereof, nor the creation of any Plan Account, nor the payment of any benefit, shall be construed to give to any Participant or to any other person a legal or equitable right against the Company, the Employer, any director, officer or employee thereof, the Committee or the Trustee. Under no circumstances shall the terms of employment of any Employee be deemed to have been modified or in any way affected by the establishment of the Plan, and nothing contained in this Plan document, the Trust Agreement or any related document shall require the Employer to retain any Employee in its service.

21.2  Benefits Supported Only by Trust Fund

Any person having any claim for any benefit under the Plan shall look solely to the assets of the Trust Fund for satisfaction. In no event will the Committee, the Company, the Employer or the Trustee, or any of their employees, officers, members of their Board of Directors or agents, be liable in their individual capacities to any person whomsoever for the payment of benefits under the provisions of the Plan except to the extent that liability is imposed by Federal law.

21.3  Discrimination

The Committee shall administer the Plan in a uniform and consistent manner with respect to all Participants and Beneficiaries and shall not permit discrimination in favor of officers, stockholders or Highly Compensated Employees.

21.4  Claims

Any payment to a Participant or Beneficiary or to their legal representative, or heirs-at-law, made in accordance with the provisions of this Plan shall to the extent thereof be in full satisfaction of all claims hereunder against the Company, the Trustee, the Committee and the Employer, any of whom may require such person, his or her legal representative or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Company, the Trustee, the Committee or the Employer as the case may be.

21.5  Construction of Agreement

The Plan shall be construed in accordance with the laws of the Commonwealth of Kentucky, and all provisions thereof shall be administered in accordance with the laws of that State.

21.6  Savings Clause

In the event that any one or more of the terms, conditions, or provisions, or any part thereof, contained in this Plan, or the application thereof to any person or circumstance, shall for any reason, in any respect, or to any extent be held to be invalid, illegal, or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect the remainder of such term, condition, or provision, nor any other provision of this Plan, nor the application of such term, condition, or provision to persons or circumstances other than those as to which it is held invalid, illegal, or unenforceable, and this Plan shall be construed as if such invalid, illegal, or unenforceable term, condition, or provision had never been contained herein, and each term, condition, or provision hereof shall be valid and enforced to the fullest extent permitted by law.

21.7  Number and Gender

Whenever appropriate, words used herein in the singular shall be construed as though used in the plural, words used herein in the plural shall be construed as though used in the singular, words used herein in the masculine gender shall be construed as though used in the feminine gender, and words used herein in the feminine gender shall be construed as though used in the masculine gender.

21.8  Headings

Headings of articles, sections and paragraphs of the Plan have been inserted for convenience of reference and constitute no part of the Plan.

21.9  Legal Action

(a)  Necessary Parties

Except as may be otherwise specifically provided by law with respect to any action or proceeding involving the Plan or the Trust, or any property constituting part or all thereof, or the administration thereof, the Company, the Employer and the Trustee shall be the only necessary parties thereto and no Employee or former Employee of the Employer, any Beneficiary or any other person having or claiming to have an interest in the Trust or under the Plan shall be entitled to any notice of such action.
(b)  Final Judgment Binding

Except as may be otherwise specifically provided by law, any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the Company, the Employer and the Trustee and all persons having or claiming to have any interest in the Trust or under the Plan.

21.10  Entire Plan

This Plan contains the entire understanding and undertaking of the Company and its Affiliates, if any, with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous undertakings, agreements, understandings, inducements or conditions, whether express or implied, oral or written, except as herein contained. This Plan may not be modified or amended other than by a written document adopted or executed pursuant to the terms hereof.

21.11  Plan Binding on All Parties

This Plan shall be binding upon the parties hereto, their successors and assigns, and upon all Plan Participants and their Beneficiaries, heirs, executors, administrators and assigns.

ARTICLE XXII

RIGHTS OF REEMPLOYED VETERANS

22.1  In General

To the extent required by the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) and Section 414(u) of the Code, effective December 12, 1994, and in accordance with this Article XXII, a Reemployed Veteran shall be entitled to the restoration of certain benefits under the Plan that would have accrued, or that he or she would have received, under the Plan but for his or her absence from the employ of the Employer due to Qualified Military Service. “Reemployed Veteran” shall be defined as an Employee who left the employ of the Employer in order to perform service in the Armed Services of the United States, and subsequently was reemployed by the Employer pursuant to USERRA. “Qualified Military Service” shall be defined as service in the uniformed services (as defined in chapter 43 of title 38, United States Code) performed by the Reemployed Veteran whose entitlement to reemployment rights pursuant to USERRA arose with respect to such service.

22.2  Crediting of Period of Qualified Military Service

To the extent required by USERRA and Section 414(u) of the Code, the Reemployed Veteran, for all purposes under the Plan, shall be credited with Hours of Service, as applicable, for the period of his or her absence from employment with the Employer due to Qualified Military Service, in accordance with the regulations or other rules provided by the Internal Revenue Service. In no event shall such Reemployed Veteran’s absence due to Qualified Military Service constitute a Break in Service under Section 2.4.

22.3  Forfeitures and Earnings

To the extent permitted under applicable law, a Reemployed Veteran shall not share in the allocation of Forfeitures for any Plan Year in which the Reemployed Veteran was performing Qualified Military Service.

ARTICLE XXIII

DISTRIBUTION TO ALTERNATE PAYEE

23.1  Benefit Determination.

Upon obtaining a Qualified Domestic Relations Order that complies with the provisions of Section 2.35, an alternate payee shall be entitled to receive a benefit from the Plan Account of a Participant or a Former Participant equal to the amount designated in the Qualified Domestic Relations Order. Such benefit shall commence, or shall be paid in a lump sum, in accordance with the provisions of Section 23.2.

23.2  Form of Benefit.

Plan benefits to be paid to an alternate payee shall be in any form in which such benefits could be paid to the Participant or Former Participant. Once the Qualified Domestic Relations Order has been approved by the Plan Administrator, such distribution shall commence on the date specified in the order.

ARTICLE XXIV

PRIOR SERVICE CREDIT RULE

The Committee, acting in its sole discretion, may direct that credit for prior employment service be granted to an individual who becomes an Employee, including but not limited to individuals who become Employees in connection with the acquisition by the Employer of the entity or business by which such individual was previously employed. At the discretion of the Company, such credit will be awarded for the purpose of determining such individual’s Years of Eligibility Service and/or Years of Vesting Service under the Plan. To the extent so directed by the Company, credit for prior service shall be granted on the basis by which the individual would have received credit for determining his or her Years of Eligibility Service and Years of Vesting Service had such service been completed with the Employer.

ARTICLE XXV

SPECIAL PROVISIONS

25.1  Put Option.

(a)  If the Company Stock ceases to be readily tradable on an established market, then any Participant or Former Participant, or a Beneficiary of either, who is otherwise entitled to a distribution from the Plan shall have the right (hereafter referred to as “Put Option”) to require that the Company repurchase any Company Stock allocated to his or her Employer Base Contribution Account, valued under the valuation methodology used pursuant to Section 11.3, in the event such Company Stock is distributed from the Plan. The Put Option shall only be exercisable during the 15-month period that begins on the date such Company Stock that is subject to the Put Option is distributed by the Plan.

(b)  If the Company Stock allocated to an Employer Base Contribution Account is publicly traded without restriction when distributed by the Plan but ceases to be so traded within fifteen (15) months after the distribution thereof, then the Company shall notify such security holder in writing on or before the tenth (10th) day after the date the Company Stock ceases to be so traded. The notice shall state that for the remainder of the 15-month period the Company Stock is subject to a Put Option. The number of days between such tenth (10th) day and the date on which notice is actually given, if later than the tenth (10th) day, shall be added to the duration of the Put Option. The notice shall inform the security holders of the terms of the Put Option that they hold.

(c)  The amount paid in Company Stock under the Put Option shall be paid within a reasonable time and under reasonable terms. Generally, the payment terms shall not exceed five (5) years from the date the Put Option is exercised. There shall be adequate security provided and reasonable interest paid on the unpaid balance due under this section.

25.2  Dividend Reinvestment Election.

At the election of the Participant, cash dividends paid on Company Stock held in the ESOP Stock Fund in which the Participant has a vested interest may be either:
(a) reinvested in Company Stock held in the ESOP Stock Fund; or
(b) paid in cash directly to the Participant or contributed to the Plan and, not later than 90 days after the end of the Plan Year in which the dividends are so contributed in cash, paid by the Plan to the Participant.

Any elections to receive cash in accordance with subparagraph (b) shall be made at the time and in the manner determined in the sole discretion of the Committee.

* * * *
IN WITNESS WHEREOF, the Plan hereby is executed, effective as set forth above, on the 27th day of December, 2006.

                                        COMMUNITY TRUST BANCORP, INC.
                                        By: /s/ Jean R. Hale
                        Chairman, President and CEO